SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-A12G/A


                                 AMENDMENT NO. 5

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          CASEY'S GENERAL STORES, INC.
             (Exact name of registrant as specified in its charter)


               IOWA                                    42-0935283
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                   Identification Number)

                       ONE CONVENIENCE BLVD., ANKENY, IOWA
                    (Address of principal executive offices)

                                      50021
                                   (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                Name of each exchange on which
      to be so registered                each class is to be registered

            NONE                         ------------------------------

      --------------------               ------------------------------


        Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON SHARE PURCHASE RIGHTS
                                (Title of Class)



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Item 2.     EXHIBITS.

   4. Third Amendment to Rights Agreement, dated as of May 5, 1999 between Casey's General Stores, Inc. and UMB Bank, n.a.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        CASEY'S GENERAL STORES, INC.



Date: May 6, 1999              By:      /s/ Ronald M. Lamb
                                        -------------------
                                        Ronald M. Lamb
                                        Chief Executive Officer and President

                                    EXHIBITS


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Exhibit          Description                                 Page
-------          -----------                                 ----

   4             Third Amendment to Rights Agreement,           5
                 dated as of May 5, 1999 between
                 Casey's General Stores, Inc. and
                 UMB Bank, n.a.


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